UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current Report
                         Pursuant to Section 13 or 15(d)
                                     of the
                         Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported): July 3, 2003

                     SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.
             (Exact Name of Registrant as Specified in its Charter)

                                 Cayman Islands
                 (State or Other Jurisdiction of Incorporation)

                  0-29788                                          N/A
         (Commission File Number)                           (I.R.S. Employer
                                                          Identification Number)

                                 (441) 295-4451
              (Registrant's Telephone Number, Including Area Code)

                 P.O. Box HM 2939
      Crown House, Third Floor, 4 Par-la-Ville Road                N/A
                Hamilton HM08, Bermuda                         (Zip Code)
      (Address of Principal Executive Offices)



          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events and Regulation FD Disclosure

         Scottish Annuity & Life Holdings, Ltd. (the "Company") has commenced a public offering of 7,000,000 of its ordinary shares (the "Offering"). The Company has also granted the underwriters an option to purchase up to 1,050,000 additional shares to cover over-allotments. A copy of the press release announcing the Offering is filed as Exhibit 99.1 hereto.

         Pursuant to an agreement the Company entered into with Pacific Life Insurance Company ("Pacific Life"), the Company will use a portion of the net proceeds from the proposed Offering to purchase from Pacific Life 1,000,000 of the Company's ordinary shares (and an additional 525,000 ordinary shares if the underwriters exercise their over-allotment option in full) for a price equal to the public offering price per share of the Offering, less underwriting discounts and commissions. A copy of the agreement is filed as Exhibit 10.1 hereto.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                    SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.


                                    By: /s/ Paul Goldean
                                        --------------------------------------
                                          Paul Goldean
                                          General Counsel and Vice President



Dated:  July 8, 2003

                                INDEX TO EXHIBITS

Number   Description

10.1 Share Purchase Agreement by and between Pacific Life Insurance Company and Scottish Annuity & Life Holdings, Ltd., dated as of July 3, 2003.

99.1 Press Release issued by Scottish Annuity & Life Holdings, Ltd. on July 7, 2003, filed herewith.